Exhibit 2.1

EXECUTION VERSION

August 24, 2023

FS CREIT FINANCE WF-1 LLC
201 Rouse Boulevard

Philadelphia, PA 19112

Re:	Maturity Date and Funding Period Extension Confirmation Letter and Amendment No. 11 to Master Repurchase and Securities Contract

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017, by and between FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) (as amended by (i) Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, between and among Seller, Buyer and FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Guarantor”), (ii) Amendment No. 2 to Master Repurchase and Securities Contract, dated as of July 24, 2018, between and among Seller, Buyer and Guarantor, (iii) Amendment No. 3 to Master Repurchase and Securities Contract, dated as of November 30, 2018, between and among Seller, Buyer and Guarantor, (iv) Amendment No. 4 to Master Repurchase and Securities Contract, dated as of August 1, 2019, between and among Seller, Buyer and Guarantor, (v) Amendment No. 5 to Master Repurchase and Securities Contract, dated as of August 29, 2019, between and among Seller, Buyer and Guarantor, (vi) Amendment No. 6 to Master Repurchase and Securities Contract, dated as of August 27, 2020, between and among Seller, Buyer and Guarantor, (vii) Amendment No. 7 to Master Repurchase and Securities Contract, dated as of July 30, 2021, between and among Seller, Buyer and Guarantor, (viii) Amendment No. 8 to Master Repurchase and Securities Contract, dated as of February 11, 2022, between and among Seller, Buyer and Guarantor, (ix) Amendment No. 9 to Master Repurchase and Securities Contract, dated as of May 12, 2022, between and among Seller, Buyer and Guarantor, (x) Amendment No. 10 to Master Repurchase and Securities Contract, dated as of September 30, 2022, between and among Seller, Buyer and Guarantor, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

1.             Maturity Date and Funding Period Extension Confirmation.

This confirmation letter and amendment (the “Confirmation Letter”) shall serve as confirmation that (i) Seller has requested, pursuant to Sections 3.06(a) and 3.06(b) of the Agreement, an extension of each of the Maturity Date and the Funding Expiration Date, in each case, from August 30, 2023 to August 30, 2024, and (ii) Buyer has approved such requests. Therefore, from and after the date of this Confirmation Letter and subject to the execution and delivery of this Confirmation Letter by Seller, Pledgor and Guarantor, (A) the new Maturity Date (as determined pursuant to clause (a) of such definition) under the Agreement shall be August 30, 2024, (B) there shall be two (2) remaining options to further extend the Maturity Date, subject to, and in accordance with the terms of, Section 3.06(a) of the Agreement, (C) the new Funding Expiration Date under the Agreement shall be August 30, 2024, and (D) there shall be no further options to extend the Funding Expiration Date pursuant to Section 3.06(b) of the Agreement or otherwise.

Buyer and Seller further acknowledge and agree that, notwithstanding anything in Sections 3.06(a) or 3.06(b) of the Agreement to the contrary, the exercise by Seller, and the granting by Buyer, of the extensions described herein shall be deemed to comply with the timing requirements specified in Sections 3.06(a) and 3.06(b) of the Agreement.

By signing this Confirmation Letter below, Seller hereby represents and warrants that, as of the date of this Confirmation Letter: (i) it has paid to Buyer the applicable Extension Fee due in connection with the exercise of the extensions described herein, (ii) each of the representations and warranties made by Seller in the Agreement is true and correct as if made on and as of the date of this Confirmation Letter (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date), (iii) Seller has performed all agreements and satisfied all conditions that the Agreement provides shall be performed or satisfied by it as of the date hereof, (iv) no Default or Event of Default has occurred and is continuing, (v) no accrued and unpaid Margin Deficit is outstanding, and (vi) Seller is in compliance with the Facility Debt Yield Test.

2.             Amendments to the Agreement. Buyer and Seller acknowledge and agree that the Agreement is hereby amended as follows:

A.           Article 2 of the Agreement is hereby amended to insert the following new defined term in correct alphabetical order:

“Authorized Representative”: Defined in Section 18.26.

B.            Article 18 of the Agreement is hereby amended by inserting the following new Section 18.26 at the end thereof in correct numerical order:

“Section 18.26 Authorized Representatives of Seller. (a) Each individual set forth on Exhibit K (as updated from time to time in accordance with this paragraph) is a representative of Seller (an “Authorized Representative”), and subject to any express limitations set forth on Exhibit K with respect to any such Authorized Representative’s authority, each Authorized Representative is duly authorized on behalf of Seller to deliver and receive all notices, requests, instructions (including, without limitation, wiring instructions), Transaction Requests and other information, deliver certificates and documents, and execute and deliver Repurchase Documents (including, without limitation, amendments or supplements thereto), in each case, in connection with this Agreement and the other Repurchase Documents, and (b) a specimen signature for each such Authorized Representative, together with such individual’s title, email address and telephone number, is set forth on Exhibit K hereto. From time to time Seller may update the information set forth on Exhibit K hereto by delivering to Buyer (including via email) an updated Exhibit K (or a supplement thereto), certified to be true and correct by an existing Authorized Representative of Seller; provided, that at all times Seller shall have not less than four (4) Authorized Representatives.

C.            The Exhibits to the Agreement are hereby amended by inserting a new Exhibit K in correct alphabetical order, in the form attached to this Confirmation Letter.

3.            Miscellaneous.

A.            This Confirmation Letter is a Repurchase Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect notwithstanding this Confirmation Letter and reaffirms its obligations under the Guarantee Agreement. Pledgor hereby acknowledges and confirms that the Pledge Agreement remains in full force and effect notwithstanding this Confirmation Letter, and hereby reaffirms its obligations under the Pledge Agreement.

B.            THIS CONFIRMATION LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Confirmation Letter may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Confirmation Letter shall be effective as delivery of an original executed counterpart hereof.

C.            Except as expressly amended and modified by this Confirmation Letter, the Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Confirmation Letter, (y) each reference to the “Agreement” or the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Agreement, as amended by this Confirmation Letter, and (z) each reference in the Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Confirmation Letter.

D.            Seller, Guarantor, Pledgor and Buyer have entered into this Confirmation Letter to amend the terms of the Agreement, and do not intend this Confirmation Letter or the transactions contemplated hereby to be, and this Confirmation Letter and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Agreement, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Agreement and the Pledge Agreement are preserved, and (ii) the liens and security interests granted under the Agreement and the Pledge Agreement continue in full force and effect.

E.            Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Confirmation Letter, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

Please indicate your acknowledgment of, and agreement to, the terms of this Confirmation Letter by executing and returning a counterpart of this Confirmation Letter to Buyer.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:	/s/ H. Lee Goins III
Name: H. Lee Goins III
Title: Managing Director

Signature Page to Extension Confirmation Letter (WF – FS CREIT)

Acknowledged and agreed:

Seller:

FS CREIT FINANCE WF-1, LLC, a Delaware limited liability company

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: Authorized Signer

Pledgor:

FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: Authorized Signer

Signature Pages to Extension Confirmation Letter (WF — FS CREIT)

Guarantor:

FS CREDIT REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: Vice President, Secretary, and Treasurer

Signature Pages to Extension Confirmation Letter (WF — FS CREIT)

EXHIBIT K

AUTHORIZED REPRESENTATIVES OF SELLER

FS CREIT FINANCE WF-1 LLC

Name	Title	Email Address	Telephone #	Signature	Limitations on Authority (if any)
Michael C. Forman	President	Michael.Forman@fsinvestments.com	(215) 495-1160	/s/ Michael C. Forman

Stephen S. Sypherd	Vice President, Secretary, and Treasurer	Stephen.Sypherd@fsinvestments.com	(215) 495-1185	/s/ Stephen S. Sypherd

Christopher Condelles	Chief Financial Officer	Christopher.Condelles@fsinvestments.com	(267) 439-4365	/s/ Christopher Condelles

Alex Neff	Chief Accounting Officer	Alex.Neff@fsinvestments.com	(215) 220-6150	/s/ Alex Neff

Jane Kitain	Authorized Person	Jane.Kitain@fsinvestments.com	(215) 971-1514	/s/ Jane Kitain

I hereby certify on behalf of Seller that the persons named in this Exhibit K are duly authorized representatives of Seller, holding the respective offices set opposite their names and the signatures set opposite their names are their genuine signatures.

By:	/s/ Christopher Condelles
Name: Christopher Condelles
Title: Chief Financial Officer

I, Stephen S. Sypherd, hereby confirm that I am the Vice President, Secretary and Treasurer of Seller and that Christopher Condelles is, as of the date hereof, a duly elected, qualified and acting Chief Financial Officer of Seller and that the signature set forth above is his/her true and genuine signature.

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: Vice President, Secretary and Treasurer

[Wells — FS CREIT— Extension Confirmation Letter]